E-29
Exhibit No. 17
Form 10-SB
Amendment No. 1
BUI, Inc.
File No. 0-26917
                            GUARANTY

       For good and valuable consideration, GARY SMITH, an individual (the "Guarantor"), absolutely and unconditionally, guarantees and promises the due and punctual payment of any and all amounts to be paid by BUYERS UNITED, INC., ("BUI"), pursuant to and in accordance with the terms of the Promissory Note of even date herewith in the principal amount of $1,000,000 (the "Obligation"), issued to GEORGE H. BRIMHALL and BRENDA J. BRIMHALL, individuals, (collectively "Brimhall"), together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Obligation.

      1. Guarantor promises and agrees that in the event BUI shall default in the payment of the Obligation, Guarantor will promptly make such payments when the same shall become due as if the Guarantor was jointly and severally liable therefor.

     2.   Guarantor agrees that its liability under this Guaranty
shall   remain   at  all  times  undiminished,  unreleased,   and
undischarged  to  any  extent  until  payment  in  full  of   the
Obligation.

      3. Guarantor agrees that upon default, Brimhall, at his option, may proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount of the Obligation. The duty of the Guarantor under this Guaranty is joint and several, and independent of BUI, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against BUI or whether BUI is joined in any such action.

      4. Guarantor authorizes Brimhall, without further notice to or further consent by Guarantor, and without affecting Guarantor's liability under this Guaranty, from time to time, in whole or in part, to: (a) renew, extend, accelerate or otherwise change the time for payment or otherwise change the terms of the Obligation or any part thereof; (b) take and hold security for the payment of this Guaranty or the Obligation, and exchange, surrender, compromise, release, enforce, waive, or deal with such security in any manner Brimhall may deem necessary, whether or not this security was provided by BUI or Guarantor, or any one of them; (c) apply such security and direct the order or manner of sale as Brimhall may determine; and (d) release or substitute any one or more of the endorsers or Guarantor.

     5. Guarantor expressly waives any right: (a) to notice of action or non-action on the part of BUI; (b) to notice of acceptance of this Guaranty; (c) to the creation, renewal, extension of the Obligation guaranteed hereby; (d) to notice of default or nonpayment and notice of dishonor to or upon Guarantor, BUI, or any other party liable for the Obligation under this Guaranty; (e) to notice after the sale, exchange, compromise, or other disposition of any and all collateral; (f) to all other notices to which Guarantor might otherwise be entitled in connection with this Guaranty of the Obligation.

      6. Guarantor agrees to pay reasonable attorneys' fees and court costs if this Guaranty is placed with an attorney for collection or enforcement or if suit be instituted upon it, including attorneys' costs and fees on appeal.

      7. This Guaranty will continue in full force and effect with respect to any Obligations until paid in full.

      8. This Guaranty shall be construed under the laws of the state of Utah.

       9. This Guaranty represents the valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     DATED this 9th day of January, 1998.

                                   /s/ Gary Smith